UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2012

PATHEON INC.

(Exact name of registrant as specified in its charter)

Canada	000-54283	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Patheon Pharmaceuticals Services Inc. 4721 Emperor Boulevard, Suite 200 Durham, NC		27703
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (919) 226-3200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Stock Purchase Agreement

On October 28, 2012, Patheon Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) among Sobel Best N.V., a corporation organized under the laws of The Netherlands (the “Seller”) and VION Holding N.V., a corporation organized under the laws of The Netherlands (“VION”), pursuant to which the Company or one or more wholly owned subsidiaries of the Company (each, an “Acquisition Sub”) will acquire (the “Acquisition”) all of the issued and outstanding shares of capital stock of each of Sobel USA Inc. (“Sobel USA”), a Delaware corporation, and Banner Pharmacaps Europe B.V. (“Banner Europe”), a private limited company organized under the laws of The Netherlands. Subject to satisfaction of the terms and conditions set forth in the Purchase Agreement, each of Sobel USA and Banner Europe will become a wholly-owned subsidiary of the Company or an Acquisition Sub as a result of the Acquisition.

The Purchase Agreement requires the Company to pay the Seller $255 million in cash, subject to anticipated adjustments for working capital and pay-off amounts for existing debt and transaction expenses (the “Purchase Consideration”) in consideration for all of the issued and outstanding shares of capital stock of each of Sobel USA and Banner Europe.

The Purchase Agreement contains customary representations, warranties and covenants, including covenants relating to the Seller’s and VION’s operation of its business prior to the closing of the Acquisition and termination of affiliate obligations and intercompany accounts. The Purchase Agreement also contemplates that, prior to the closing of the Acquisition, Seller and the Company will cooperate in making any necessary governmental filings, such as pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) in the United States, certain other competition related filings in other jurisdictions and also cooperate in finalizing certain debt and equity financing arrangements (described more fully below).

Consummation of the Acquisition is subject to a number of closing conditions, including expiration or termination of any waiting period with respect to the filing pursuant to the HSR Act, the entering into of a long term supply agreement with an affiliate of the Seller, and other customary closing conditions as set forth in the Purchase Agreement.

A copy of the Purchase Agreement is attached as Exhibit 2.1 to this Current Report on Form 8-K (this “Report”), and the Company refers you to such exhibit for the complete terms of the Purchase Agreement, which are incorporated herein by reference.

Debt Commitment Letter

In connection with the entry into the Purchase Agreement, the Company entered into a debt financing commitment letter (the “Debt Commitment Letter”) with Morgan Stanley Senior Funding, Inc. (“MSSF”), UBS Loan Finance LLC (“UBS”), UBS Securities LLC (“UBS Securities”), Credit Suisse AG (“CS”), Credit Suisse Securities (USA) LLC (“CS Securities”), and KeyBank National Association (“KeyBank”, and together with MSSF, UBS, UBS Securities, CS and CS Securities, the “Lenders”) on October 28, 2012, pursuant to which the Lenders have committed to arrange and provide a senior secured credit facility (the “Facility”) comprised of (i) a $565 million term loan facility and (ii) an $85 million revolving facility. Under the Debt Commitment Letter MSSF, UBS Securities, CS Securities and KeyBank will act as lead arrangers and book running managers, MSSF will act as the administrative agent, collateral agent and letter of credit issuing lender, UBS Securities will act as the syndication agent and CS Securities and KeyBank will act as co-documentation agents, in each case, in respect of the Facility.

The availability of the Facility on the closing date of the Acquisition is subject to the satisfaction of a number of conditions, including but not limited to (a) the Company and its subsidiaries (including Banner Europe and Sobel USA) refinancing or repaying (the “Refinancing”) all of their existing third party indebtedness for borrowed money, with the exception of (i) certain indebtedness that the Lenders and the Company reasonably agree may remain outstanding after the closing of the Acquisition; (ii) ordinary course capital leases, purchase money indebtedness, deferred purchase price obligations, equipment financings and other ordinary course working capital facilities; and (iii) indebtedness permitted to be incurred prior to the closing of the Acquisition under the Purchase Agreement, (b) the consummation of the Acquisition substantially in accordance with the terms of the Purchase Agreement and (c) the absence of certain material adverse effects at Banner Europe and Sobel USA.

The proceeds of the term loan facility will be used to pay for a portion of the Purchase Consideration, the Refinancing and the fees and expenses incurred in connection with the Acquisition. The proceeds of the revolving facility will be used for working capital needs and general corporate purposes of the Company, which may include payment of certain costs, fees and expenses incurred in connection with the Acquisition, subject to a cap on borrowings on the closing date of the Acquisition to be agreed. The funding under the Facility is not a condition to the obligations of the Company under the terms of the Purchase Agreement.

A copy of the Debt Commitment Letter is attached as Exhibit 10.1 to this Report and the Company refers you to such exhibit for the complete terms of the Debt Commitment Letter, which are incorporated herein by reference.

Equity Commitment Letter

In connection with the entry into the Purchase Agreement, the Company entered into an equity financing commitment letter (the “Equity Commitment Letter”) with JLL Partners Fund V, L.P. (“JLL”), a related party, on October 28, 2012, pursuant to which JLL has agreed, at the time of the consummation of the Acquisition, to contribute or cause to be contributed by one or more of its affiliated entities equity financing by participating in a rights offering or private placement of the Company, in either case, in an amount of up to $30 million, less amounts invested in the Company by other shareholders (the “Equity Financing”). Under any such rights offering all shareholders would be offered a pro rata right, including any oversubscription privilege, to purchase restricted voting shares of the Company.

The proceeds of the Equity Financing will be used to pay for a portion of the Purchase Consideration and the fees and expenses incurred in connection with the Acquisition. The funding provided by the Equity Financing is not a condition to the obligations of the Company under the terms of the Purchase Agreement.

The obligations of JLL under the Equity Financing are subject to the conditions that (i) all conditions to the Company’s obligations under the Purchase Agreement must have been satisfied or waived and (ii) the Purchase Agreement must not have been terminated.

As of October 24, 2012, JLL Patheon Holdings, LLC (“JLL Patheon Holdings”), an affiliate of JLL, was the beneficial owner of approximately 56.0% of the outstanding restricted voting shares of the Company. In addition, the Company and certain of its shareholders entered into a definitive agreement with JLL in 2007, following which the Company and certain of its shareholders entered into a series of transactions and agreements with JLL Patheon Holdings that are described in the Company’s proxy statement for its 2012 annual and special meeting of shareholders, which was filed with the Securities and Exchange Commission on February 15, 2012. As a result, JLL Patheon Holdings owns 100% of the Company’s Special Voting Preferred Shares, which entitles JLL Patheon Holdings to elect up to three of the Company’s directors.

A copy of the Equity Commitment Letter is attached as Exhibit 10.2 to this Report and the Company refers you to such exhibit for the complete terms of the Equity Commitment Letter, which are incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition.

On October 29, 2012, the Company issued a press release regarding the Company’s entry into the Purchase Agreement (the “Acquisition Press Release”) and a separate press release regarding the Refinancing and related matters (the “Refinancing Press Release”), including certain financial guidance and disclosure regarding previously completed fiscal quarters. Copies of these press releases are attached hereto as Exhibit 99.1 and 99.2, respectively, and are incorporated by reference herein. The full text of each release was posted on the Company’s website.

Item 7.01	Regulation FD Disclosure.

As disclosed in the Acquisition Press Release and the Refinancing Press Release (each of which are attached hereto and incorporated by reference herein), the Company plans to host a conference call at 8:30 a.m. ET on October 29, 2012 to discuss the Acquisition, the Refinancing and related matters. A copy of the presentation the Company plans to discuss on the conference call, which will be available on the Company’s website prior to the start of the call, is attached hereto as Exhibit 99.3 and is incorporated by reference herein.

Pursuant to General Instruction B.2 of Current Report on Form 8-K, the information in Items 2.02 and 7.01 of this Current Report on Form 8-K, including the press releases attached hereto as Exhibits 99.1 and 99.2 and the presentation attached hereto as Exhibit 99.3, is furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Furthermore, such information shall not be deemed to be incorporated by reference into the filings of the registrant under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

See the Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 29, 2012	PATHEON INC.

	By:	/s/ Stuart Grant
Stuart Grant
Executive Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Document

2.1*	Stock Purchase Agreement by and among Sobel Best N.V., Vion Holding N.V. and Patheon Inc. dated October 28, 2012.

10.1	Commitment Letter by and among Morgan Stanley Senior Funding, Inc., UBS Loan Finance LLC, UBS Securities LLC, Credit Suisse AG, Credit Suisse Securities (USA) LLC, KeyBank National Association and Patheon Inc. dated October 28, 2012.

10.2	Equity Commitment Letter between JLL Partners V, L.P. and Patheon Inc. dated October 28, 2012.

99.1	Acquisition Press Release, dated October 29, 2012.

99.2	Refinancing Press Release, dated October 29, 2012.

99.3	Presentation for the Company’s conference call on October 29, 2012.

*	Pursuant to Regulation S-K, Item 601(b)(2), certain schedules (or similar attachments) to this exhibit have not been filed herewith. A list of omitted schedules (or similar attachments) is included in the agreement. The Company agrees to furnish supplementally a copy of any such schedule (or similar attachment) to the Securities and Exchange Commission upon request; provided, however, that the Company may request confidential treatment of omitted items.